780 NORTH WATER STREET
                       MILWAUKEE, WI 53202-3590
                           TEL 414-273-3500
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                             www.gklaw.com

                          GODFREY & KAHN, S.C.
                               MILWAUKEE
                               APPLETON
                               GREEN BAY
                               WAUKESHA

                       LAFOLLETTE GODFREY & KAHN
                               MADISON

GODFREY & KAHN IS A MEMBER OF TERRALEX(R), A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.

                                January 29, 2003


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      Strong Income Funds, Inc.

Ladies and Gentlemen:

         We represent Strong Income Funds, Inc. (the "Company") in connection with its filing of Post-Effective Amendment No. 37 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-37435; 811-6195) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

         We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

         We consent to the use of this letter in the Post-Effective Amendment.

                                                     Very truly yours,

                                                     GODFREY & KAHN, S.C.

                                                     /s/ Carol A. Gehl

                                                      Carol A. Gehl